Exhibit 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:

Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings Bank	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES RECORD EARNINGS FOR THE SECOND QUARTER AND

A DIVIDEND INCREASE OF 14%

YOUNGSTOWN, Ohio (July 23, 2019) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of Home Savings Bank (Home Savings), announced today second quarter net income of $10.5 million, an increase of 9.9% compared to the second quarter of 2018. Diluted earnings per share (“EPS”) totaled $0.215, a 13.2% improvement over the $0.190 per share reported for the quarter ended June 30, 2018.

Second quarter 2019 highlights:

•	ROA of 1.48%, ROE of 13.2%, ROTE of 14.3% for the quarter

•	Total loan growth of 6.1% over the last twelve months

•	Average customer deposit growth of 7.7% compared to second quarter 2018

•	Revenue growth of 5.8% compared to second quarter 2018

•	Pretax preprovision income of $12.7 million, a 9.6% increase compared to second quarter 2018

•	Efficiency ratio of 55.4%

•	Declared a dividend of $0.08 per common share, an increase of 14% over the prior quarter

•	Authorized an additional one million shares for repurchase

Gary M. Small, President and Chief Executive Officer of the Company commented, “The team delivered an outstanding quarter and each business line continues to contribute to our success. Balanced improvements in commercial banking, residential mortgage and our consumer business produced a very strong 9.9% net income improvement for the quarter versus the same period last year.”

Small continued, “Excellent earnings growth and an accelerated stock repurchase program combined to deliver EPS growth of 13%. Based on the strength and momentum of our performance, the board approved a 14% dividend increase. Capital management will remain a strategic priority as we are focused on delivering top tier returns for our shareholders.”

Strong Loan and Deposit Growth

Total loans grew $129.5 million (excluding loans held for sale), or 6.1%, during the previous twelve months ended June 30, 2018 and $13.8 million compared to the previous quarter. At June 30, 2019, total net loans (excluding loans held for sale) aggregated $2.23 billion.

Home Savings continues to produce excellent results over all lending categories. The increase in total loans for the period was driven by an increase in commercial loans, which grew $73.5 million, or 8.2%, over the last twelve months, remaining flat compared to the prior quarter. This was as expected due to paydowns in the commercial real estate portfolio. Mortgage loans (excluding loans held for sale and permanent construction loans) increased $54.1 million, or 6.1%, over the previous twelve months and increased $8.1 million, during the past three months.

Average quarterly customer deposits (which exclude brokered certificates of deposit) increased 7.7% from June 30, 2018 and 5.7% from March 31, 2019. The growth in average customer deposits was driven by increases in average non-interest bearing accounts of 7.6% compared to the second quarter of 2018 and 1.2% over the past three months. Secondly, increases occurred in money market accounts of 19.8% compared to the second quarter of 2018 and 17.4% over the last three months. Finally, average business deposits continue to rise, increasing 29.6% compared to the second quarter of 2018 and 8.4% over the past three months.

Net Interest Income and Margin

Net interest income totaled $22.1 million on a fully taxable equivalent (FTE) basis for the quarter ended June 30, 2019 compared to $21.4 million for the quarter ended June 30, 2018, or an increase of 3.4%. This increase is the result of growth in average earning assets of 4.3% offset by a decline in purchase accounting adjustments.

The net interest margin on an FTE basis was 3.33% for the second quarter of 2019 compared to 3.36% in the second quarter of 2018. The decline was primarily due to lower purchase accounting adjustments. Excluding the effects of purchase accounting adjustments, the net interest margin was 3.29% in the second quarter of 2019 compared to 3.28% in the second quarter of 2018.

The net interest margin on a linked quarter basis declined 5 basis points from 3.38% in the first quarter of 2019 to 3.33% in the second quarter of 2019. Two basis points of this decline was the result of lower purchase accounting adjustments. One basis point is due to increased funding costs related to treasury share repurchases. The remaining difference can be attributed to a challenging interest rate environment with an inverted treasury curve along with falling treasury rates and LIBOR.

Asset Quality Remains Strong

Asset quality remained strong during the second quarter. At June 30, 2019, nonperforming loans aggregated $12.9 million compared to $10.8 million at June 30, 2018 and $7.1 million at the end of the previous quarter. The Company’s level of nonperforming loans moved up at the end of the quarter, primarily as a result of a single credit. A substantial portion of this credit was paid off in July, which should reduce nonperforming loans to levels seen in recent quarters. The allowance for loan losses at the end of the period, as a percent of nonperforming loans was 159.1%. Net recoveries for the quarter were $87,000, or two basis points. For the six months ended June 30, 2019, net recoveries totaled $29,000. The allowance for loan losses as a percent of loans totaled 0.91% at June 30, 2019 compared to 1.01% at June 30, 2018.

The Company recognized a negative provision for loan losses of $51,000 for the second quarter of 2019, compared to a negative provision of $138,000 in the second quarter of 2018. As of June 30, 2019 the allowance for loan losses to total loans amounted to 0.91% with no change from the prior quarter. Continued asset quality combined with net recoveries for the period resulted in the negative provision for the quarter.

Non-Interest Income

Non-interest income increased 14.0%, or $819,000, to $6.7 million for the second quarter of 2019 compared to $5.9 million for the same quarter last year. The primary reason for this is an increase in mortgage banking income of $1.4 million along with solid increases in brokerage income, mortgage servicing fees and trading and security gains. This was offset by a decrease in value of mortgage servicing rights of $975,000.

The increase in mortgage banking income was primarily driven by increased margins when comparing the second quarter of 2019 to the second quarter of 2018. Pricing in the market has been much more disciplined in 2019 compared to 2018 while hedging costs for the construction loans being sold have been much lower in 2019. At this time, the Company anticipates mortgage banking margins tracking higher than in 2018 for the remainder of the year. The decrease in the mortgage servicing rights valuation was due to the dramatic drop in long term interest rates and the commensurate rise in mortgage prepayment speeds.

Non-Interest Expense

Non-interest expense was $16.0 million for the second quarter of 2019 compared to $15.5 million during the second quarter of 2018, an increase of $446,000, or 2.9%. The Company’s efficiency ratio improved to 55.4% for the current quarter versus 57.8% for the same quarter a year ago.

Small added, “We are pleased with the positive operating leverage created during the quarter given the volatile rate environment. Revenue increased 5.8% with expenses up 2.9%. We anticipate continued expansion of operational leverage over the remainder of the year.”

Effective Tax Rate

The Company’s effective tax rate on an FTE basis for the quarter ended June 30, 2019 was 18.4% compared to 19.5% for the quarter ended June 30, 2018.

Dividend to be Paid and Equity

On July 23, 2019, the Board of Directors declared a 14.3% increase to the quarterly cash dividend to $0.08 per common share payable August 13, 2019 to shareholders of record August 5, 2019. On July 23, 2019 the Board also authorized an additional one million shares to the Company’s existing share repurchase program. The Company had 727,711 shares authorized as of June 30, 2019. During the second quarter of 2019, the Company repurchased 817,000 shares for a total of 1.1 million for 2019. The average cost was $9.33 per share for the quarter and $9.36 per share for the year.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, July 24, 2019, at 10:00 a.m. ET, to provide an overview of the Company’s second quarter 2019 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 2nd Quarter 2019 Conference Call on our corporate profile page to join the webcast.

Home Savings is a wholly owned subsidiary of the Company, offering a full line of commercial, wealth management and consumer banking products and services with 33 retail banking offices (32 in Ohio and one in Pennsylvania). Home Savings also has residential mortgage loan centers servicing Ohio, West Virginia, western Pennsylvania, northern Kentucky, and eastern Indiana. Additional information on the Company, Home Savings and James & Sons Insurance may be found on the Company’s web site: ir.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30,	June 30,
	2019	2018	F/(U)
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$27,507	$32,584	-15.6%
Federal funds sold	27,055	34,393	-21.3%

Total cash and cash equivalents	54,562	66,977	-18.5%
Securities:
Trading, at fair value	705	—	0.0%
Available for sale, at fair value	319,009	247,630	28.8%
Held to maturity (fair value of $0 and $78,194, respectively)	—	81,294	-100.0%
Loans held for sale, at fair value	97,477	107,701	-9.5%
Gross loans	2,249,808	2,121,186	6.1%
Allowance for loan losses	(20,482)	(21,405)	-4.3%

Net loans	2,229,326	2,099,781	6.2%
Federal Home Loan Bank stock, at cost	14,059	19,324	-27.2%
Premises and equipment, net	22,130	21,645	2.2%
Accrued interest receivable	9,184	8,454	8.6%
Real estate owned and other repossessed assets	955	877	8.9%
Goodwill	20,221	20,221	0.0%
Core deposit intangible	1,439	1,769	-18.7%
Customer list intangible	2,123	1,980	7.2%
Cash surrender value of life insurance	65,002	63,354	2.6%
Other assets	32,924	29,551	11.4%

Total assets	$2,869,116	$2,770,558	3.6%

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,672,764	$1,563,043	7.0%
Noninterest bearing	398,340	383,082	4.0%

Customer deposits	2,071,104	1,946,125	6.4%
Brokered deposits	188,075	189,220	-0.6%

Total deposits	2,259,179	2,135,345	5.8%
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	—	48,927	-100.0%
Short-term advances	233,000	248,000	-6.0%

Total Federal Home Loan Bank advances	233,000	296,927	-21.5%
Repurchase agreements and other	146	191	-23.6%

Total borrowed funds	233,146	297,118	-21.5%
Advance payments by borrowers for taxes and insurance	25,335	19,253	31.6%
Accrued interest payable	1,378	964	42.9%
Accrued expenses and other liabilities	32,524	16,394	98.4%

Total liabilities	2,551,562	2,469,074	3.3%

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—	0.0%
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 48,068,790 and 49,904,074 shares, respectively, outstanding	177,319	177,311	0.0%
Retained earnings	204,355	179,965	13.6%
Accumulated other comprehensive loss	(15,180)	(24,077)	-37.0%
Treasury stock, at cost, 6,070,120 and 4,234,836 shares, respectively	(48,940)	(31,715)	54.3%

Total shareholders’ equity	317,554	301,484	5.3%

Total liabilities and shareholders’ equity	$2,869,116	$2,770,558	3.6%

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended							For the Six Months Ended
	June 30,	March 31,			June 30,			June 30,	June 30,
	2019	2019	Variance	F/(U)	2018	Variance	F/(U)	2019	2018	Variance	F/(U)
	(Dollars in thousands, except per share data)
Interest income
Loans	$26,373	$25,856	$517	2.0%	$23,275	$3,098	13.3%	$52,229	$46,034	$6,195	13.5%
Loans held for sale	991	1,007	(16)	-1.6%	1,012	(21)	-2.1%	1,998	1,870	128	6.8%
Securities:
Available for sale, nontaxable	236	307	(71)	-23.1%	356	(120)	-33.7%	544	744	(200)	-26.9%
Available for sale, taxable	1,611	1,263	348	27.6%	1,193	418	35.0%	2,874	2,408	466	19.4%
Held to maturity, nontaxable	25	75	(50)	-66.7%	61	(36)	-59.0%	100	112	(12)	-10.7%
Held to maturity, taxable	118	379	(261)	-68.9%	398	(280)	-70.4%	497	820	(323)	-39.4%
Federal Home Loan Bank stock dividends	245	290	(45)	-15.5%	274	(29)	-10.6%	534	554	(20)	-3.6%
Other interest earning assets	200	224	(24)	-10.7%	92	108	117.4%	424	169	255	150.9%

Total interest income	29,799	29,401	398	1.4%	26,661	3,138	11.8%	59,200	52,711	6,489	12.3%
Interest expense
Deposits	7,197	6,574	(623)	-9.5%	3,790	(3,407)	-89.9%	13,771	6,887	(6,884)	-100.0%
Federal Home Loan Bank advances	559	641	82	12.8%	1,576	1,017	64.5%	1,200	2,996	1,796	59.9%

Total interest expense	7,756	7,215	(541)	-7.5%	5,366	(2,390)	-44.5%	14,971	9,883	(5,088)	-51.5%

Net interest income	22,043	22,186	(143)	-0.6%	21,295	748	3.5%	44,229	42,828	1,401	3.3%
Taxable equivalent adjustment	62	84	(22)	-26.2%	90	(28)	-31.1%	146	187	(41)	-21.9%

Net interest income (FTE) (1)	22,105	22,270	(165)	-0.7%	21,385	720	3.4%	44,375	43,015	1,360	3.2%
Provision for loan losses	(51)	61	112	183.6%	(138)	(87)	63.0%	10	269	259	96.3%

Net interest income after provision for loan losses (FTE)	22,156	22,209	(53)	-0.2%	21,523	633	2.9%	44,365	42,746	1,619	3.8%

Non-interest income
Insurance agency income	545	701	(156)	-22.3%	513	32	6.2%	1,246	1,090	156	14.3%
Brokerage income	409	370	39	10.5%	300	109	36.3%	779	572	207	36.2%
Service fees and other charges:
Deposit related fees	1,417	1,341	76	5.7%	1,392	25	1.8%	2,758	2,692	66	2.5%
Mortgage servicing fees	881	873	8	0.9%	813	68	8.4%	1,754	1,625	129	7.9%
Mortgage servicing rights valuation	(995)	(499)	(496)	99.4%	(20)	(975)	4875.0%	(1,494)	(11)	1,483	-13481.8%
Mortgage servicing rights amortization	(553)	(446)	(107)	24.0%	(542)	(11)	2.0%	(999)	(1,042)	(43)	4.1%
Other service fees	21	38	(17)	-44.7%	61	(40)	-65.6%	59	99	(40)	-40.4%
Net gains (losses):
Trading securities	39	64	(25)	-39.1%	—	39	0.0%	103 #
Securities available for sale	148	144	4	2.8%	94	54	57.4%	292	233	59	25.3%
Mortgage banking income	2,631	1,676	955	57.0%	1,205	1,426	118.3%	4,307	2,563	1,744	68.0%
Real estate owned and other repossessed assets charges, net	(33)	(31)	(2)	6.5%	(113)	80	-70.8%	(64)	(191)	(127)	66.5%
Debit/credit card fees	1,221	934	287	30.7%	1,177	44	3.7%	2,156	2,126	30	1.4%
Trust fee income	461	465	(4)	-0.9%	473	(12)	-2.5%	926	942	(16)	-1.7%
Bank owned life insurance	397	385	12	3.1%	433	(36)	-8.3%	782	866	(84)	-9.7%
Other income	82	58	24	41.4%	66	16	24.2%	139	107	32	29.9%

Total non-interest income	6,671	6,073	598	9.8%	5,852	819	14.0%	12,744	11,671	1,073	9.2%

Non-interest expense
Salaries and employee benefits	9,106	10,575	1,469	13.9%	8,937	(169)	-1.9%	19,681	18,935	(746)	-3.9%
Occupancy	1,028	1,046	18	1.7%	950	(78)	-8.2%	2,074	2,050	(24)	-1.2%
Equipment and data processing	2,208	2,292	84	3.7%	2,372	164	6.9%	4,501	4,526	25	0.6%
Financial institutions tax	509	509	—	0.0%	495	(14)	-2.8%	1,018	991	(27)	-2.7%
Advertising	465	390	(75)	-19.2%	290	(175)	-60.3%	854	525	(329)	-62.7%
Amortization of intangible assets	127	127	—	0.0%	132	5	3.8%	255	245	(10)	-4.1%
FDIC insurance premiums	297	331	34	10.3%	288	(9)	-3.1%	628	578	(50)	-8.7%
Other insurance premiums	76	76	—	0.0%	109	33	30.3%	151	218	67	30.7%
Professional fees:
Legal fees	214	60	(154)	-256.7%	147	(67)	-45.6%	274	446	172	38.6%
Other professional fees	562	587	25	4.3%	499	(63)	-12.6%	1,150	890	(260)	-29.2%
Supervisory fees	34	34	—	0.0%	42	8	19.0%	68	84
Real estate owned and other repossessed asset expenses	17	39	22	56.4%	34	17	50.0%	56	70	14	20.0%
Other expenses	1,333	1,608	275	17.1%	1,235	(98)	-7.9%	2,940	2,572	(368)	-14.3%

Total non-interest expenses	15,976	17,674	1,698	9.6%	15,530	(446)	-2.9%	33,650	32,130	(1,520)	-4.7%

Income before income taxes	12,851	10,608	2,243	21.1%	11,845	1,006	8.5%	23,459	22,287	1,172	5.3%
Taxable equivalent adjustment	62	84	22	26.2%	90	28	31.1%	146	187	41	21.9%
Income tax expense	2,303	1,868	(435)	-23.3%	2,214	(89)	-4.0%	4,171	4,003	(168)	-4.2%

Net income	$10,486	$8,656	$1,830	21.1%	$9,541	$945	9.9%	$19,142	$18,097	$1,045	5.8%

Earnings per common share:
Basic	$0.216	$0.177	$0.039	22.0%	$0.191	$0.025	13.1%	$0.393	$0.363	$0.030	8.3%
Diluted	0.215	0.176	0.039	22.2%	0.190	0.025	13.2%	0.391	0.361	0.030	8.3%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$2,207,554	$26,382	4.79%	$2,191,746	$25,864	4.75%	$2,075,307	$23,275	4.49%
Loans held for sale	84,210	991	4.71%	84,932	1,007	4.74%	91,836	1,012	4.42%

Total loans, net	2,291,764	27,373	4.79%	2,276,678	26,871	4.75%	2,167,143	24,287	4.48%
Securities:
Available for sale-taxable	243,895	1,611	2.64%	200,088	1,263	2.52%	207,908	1,193	2.30%
Available for sale-nontaxable (2)	33,068	283	3.42%	43,468	365	3.36%	50,710	429	3.38%
Held to maturity-taxable	31,498	118	1.50%	63,674	379	2.38%	70,406	398	2.26%
Held to maturity-nontaxable (2)	6,406	31	1.94%	13,047	93	2.85%	11,265	78	2.77%

Total securities	314,867	2,043	2.60%	320,277	2,100	2.62%	340,289	2,098	2.47%
Federal Home Loan Bank stock	15,408	245	6.36%	18,010	290	6.43%	19,324	274	5.67%
Other interest earning assets	37,240	200	2.15%	34,986	224	2.59%	23,831	92	1.55%

Total interest earning assets	2,659,279	29,861	4.50%	2,649,951	29,485	4.48%	2,550,587	26,751	4.20%
Non-interest earning assets	181,268			176,913			174,270

Total assets	$2,840,547			$2,826,864			$2,724,857

Interest bearing liabilities:
Deposits:
Checking accounts	$734,458	2,138	1.16%	$650,268	1,440	0.89%	$638,910	948	0.60%
Savings accounts	293,784	26	0.04%	297,410	29	0.04%	307,250	26	0.03%
Certificates of deposit
Customer certificates of deposit	645,115	3,231	2.00%	618,752	2,824	1.83%	608,079	2,143	1.41%
Brokered certificates of deposit	299,747	1,802	2.40%	397,137	2,281	2.30%	164,400	673	1.64%

Total certificates of deposit	944,862	5,033	2.13%	1,015,889	5,105	2.01%	772,479	2,816	1.46%

Total interest bearing deposits	1,973,104	7,197	1.46%	1,963,567	6,574	1.34%	1,718,639	3,790	0.88%
Federal Home Loan Bank advances
Long-term advances	—	—	0.00%	—	—	0.00%	48,799	493	4.05%
Short-term advances	89,879	559	2.49%	103,333	641	2.48%	236,747	1,083	1.83%

Total Federal Home Loan Bank advances	89,879	559	2.49%	103,333	641	2.48%	285,546	1,576	2.21%
Repurchase agreements and other	142	—	0.00%	233	—	0.00%	195	—	0.00%

Total borrowed funds	90,021	559	2.49%	103,566	641	2.48%	285,741	1,576	2.21%

Total interest bearing liabilities	$2,063,125	7,756	1.50%	$2,067,133	7,215	1.40%	$2,004,380	5,366	1.07%

Non-interest bearing liabilities
Total noninterest bearing deposits	405,535			400,874			376,905
Other noninterest bearing liabilities	54,622			43,851			39,839

Total noninterest bearing liabilities	460,157			444,725			416,744

Total liabilities	$2,523,282			$2,511,858			$2,421,124
Shareholders’ equity	317,265			315,006			303,733

Total liabilities and equity	$2,840,547			$2,826,864			$2,724,857

Net interest income and interest rate spread		$22,105	3.00%		$22,270	3.08%		$21,385	3.12%

Net interest margin			3.33%			3.38%			3.36%
Average interest earning assets to average interest bearing liabilities			128.90%			128.19%			127.25%

Interest bearing deposits
Checking accounts	$734,458	$2,138	1.16%	$650,268	$1,440	0.89%	$638,910	$948	0.60%
Savings accounts	293,784	26	0.04%	297,410	29	0.04%	307,250	26	0.03%
Customer certificates of deposit	645,115	3,231	2.00%	618,752	2,824	1.83%	608,079	2,143	1.41%

Total customer deposits	1,673,357	5,395	1.29%	1,566,430	4,293	1.10%	1,554,239	3,117	0.80%
Brokered certificates of deposit	299,747	1,802	2.40%	397,137	2,281	2.30%	164,400	673	1.64%

Total interest bearing deposits	1,973,104	7,197	1.46%	1,963,567	6,574	1.34%	1,718,639	3,790	0.88%
Noninterest bearing deposits	405,535	—	0.00%	400,874	—	0.00%	376,905	—	0.00%

Total average deposits and cost of deposits	$2,378,639	$7,197	1.21%	$2,364,441	$6,574	1.11%	$2,095,544	$3,790	0.72%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$—	$—	0.00%	$—	$—	0.00%	$48,799	$493	4.05%
Short term advances	89,879	559	2.49%	103,333	641	2.48%	236,747	1,083	1.83%

Total Federal Home Loan Bank advances	89,879	559	2.49%	103,333	641	2.48%	285,546	1,576	2.21%
Repurchase agreements and other	142	—	0.00%	233	—	0.00%	195	—	0.00%

Total borrowed funds	90,021	559	2.49%	103,566	641	2.48%	285,741	1,576	2.21%

Total average deposits and other interest bearing liabilities and total cost of funds	$2,468,660	$7,756	1.26%	$2,468,007	$7,215	1.17%	$2,381,285	$5,366	0.90%

Customer deposits interest bearing and noninterest bearing	$2,078,892	$5,395	1.04%	$1,967,304	$4,293	0.87%	$1,931,144	$3,117	0.65%
Brokered deposits	299,747	1,802	2.40%	397,137	2,281	2.30%	164,400	673	1.64%
Total borrowings	90,021	559	2.49%	103,566	641	2.48%	285,741	1,576	2.21%
Cost of funds	2,468,660	7,756	1.26%	2,468,007	7,215	1.17%	2,381,285	5,366	0.90%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,869,116	$2,852,041	$2,811,357	$2,789,183	$2,770,558
Total loans, net	2,229,326	2,215,549	2,176,842	2,148,942	2,099,781
Total securities	319,714	313,847	319,498	320,806	328,924
Total deposits	2,259,179	2,289,803	2,213,220	2,352,476	2,135,345
Average interest-bearing deposits	1,973,104	1,963,567	1,936,539	1,884,617	1,718,639
Average noninterest-bearing deposits	405,535	400,874	395,649	382,044	376,905
Total shareholders’ equity	317,554	314,709	309,334	306,043	301,484
Net interest income	22,043	22,186	23,494	21,623	21,295
Net interest income (FTE) (1)	22,105	22,270	23,605	21,707	21,385
Provision for loan losses	(51)	61	178	251	(138)
Noninterest income	6,671	6,073	5,585	6,146	5,852
Noninterest expense	15,976	17,674	17,178	15,772	15,530
Income tax expense	2,303	1,868	2,172	2,217	2,214
Net income	10,486	8,656	9,551	9,529	9,541

Share Data
Basic earnings per common share	$0.216	$0.177	$0.192	$0.191	$0.191
Diluted earnings per common share	0.215	0.176	0.191	0.190	0.190
Book value per common share	6.61	6.44	6.30	6.13	6.04
Tangible book value per common share	6.11	5.95	5.81	5.65	5.56
Market value per common share	9.57	9.35	8.85	9.67	10.99

Common shares outstanding at end of period	48,069	48,853	49,129	49,923	49,904
Weighted average shares outstanding—basic	48,463	48,854	49,445	49,683	49,694
Weighted average shares outstanding—diluted	48,644	49,113	49,695	49,947	49,944

Key Ratios
Return on average assets (2)	1.48%	1.22%	1.36%	1.37%	1.40%
Return on average equity (3)	13.22%	10.99%	12.15%	12.25%	12.56%
Return on tangible equity (4)	14.30%	11.90%	13.16%	13.28%	13.65%
Net interest margin	3.33%	3.38%	3.58%	3.33%	3.36%
Efficiency ratio	55.37%	62.29%	54.79%	57.30%	57.75%
Nonperforming loans to net loans, end of period	0.58%	0.32%	0.30%	0.42%	0.51%
Nonperforming assets to total assets, end of period	0.48%	0.34%	0.27%	0.36%	0.57%
Allowance for loan loss as a percent of loans, end of period	0.91%	0.91%	0.93%	0.98%	1.01%
Delinquent loans to total net loans, end of period	0.58%	0.41%	0.50%	0.69%	0.67%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Net income divided by average total equity, minus average intangible assets

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$154,630	$163,243	$134,143	$139,938	$141,004
Owner/nonowner occupied commercial real estate	414,780	412,550	409,979	408,938	396,624
Land	16,955	17,090	16,830	16,129	16,887
Construction	138,043	135,048	141,686	132,961	127,691
Commercial and industrial	249,898	246,740	240,293	233,801	218,611

Total	974,306	974,671	942,931	931,767	900,817
Residential mortgage loans
Real estate	942,698	934,586	927,255	909,626	888,583
Construction	46,196	45,102	43,435	39,396	40,623

Total	988,894	979,688	970,690	949,022	929,206
Consumer loans
Consumer	279,531	274,998	277,041	283,108	284,909

Total	279,531	274,998	277,041	283,108	284,909

Total loans	2,242,731	2,229,357	2,190,662	2,163,897	2,114,932
Less:
Allowance for loan losses	20,482	20,446	20,443	21,332	21,405
Deferred loan costs, net	(7,077)	(6,638)	(6,623)	(6,377)	(6,254)

Total	13,405	13,808	13,820	14,955	15,151

Total loans, net	2,229,326	2,215,549	2,176,842	2,148,942	2,099,781
Loans held for sale, net	97,477	77,676	91,472	95,235	107,701

Total loans	$2,326,803	$2,293,225	$2,268,314	$2,244,177	$2,207,482

	At or for the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$131,725	$146,244	$146,977	$140,722	$138,812
Non-interest bearing checking accounts	398,340	404,644	394,208	383,535	383,082

Total checking accounts	530,065	550,888	541,185	524,257	521,894
Savings accounts	290,354	297,186	298,087	300,007	306,283
Money market accounts	606,661	550,049	466,167	489,668	502,560

Total non-time deposits	1,427,080	1,398,123	1,305,439	1,313,932	1,330,737
Certificates of deposit	644,024	630,174	616,826	622,807	615,388

Total customer deposits	2,071,104	2,028,297	1,922,265	1,936,739	1,946,125
Brokered deposits	188,075	261,506	290,955	415,737	189,220

Total certificates of deposit	832,099	891,680	907,781	1,038,544	804,608

Total deposits	$2,259,179	$2,289,803	$2,213,220	$2,352,476	$2,135,345

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$20,446	$20,443	$21,332	$21,405	$21,610
Provision	(51)	61	178	251	(138)
Net recoveries (chargeoffs)	87	(58)	(1,067)	(324)	(67)

Ending balance	$20,482	$20,446	$20,443	$21,332	$21,405

	At or for the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands)
Net Recoveries (Charge-offs)
Commercial loans
Multi-family	$4	$113	$(99)	$4	$9
Owner/nonowner occupied commercial real estate	165	28	38	12	29
Land	—	—	—	150	—
Construction	—	1	—	11	10
Commercial and industrial	1	(84)	(765)	(275)	(72)

Total	170	58	(826)	(98)	(24)
Residential mortgage loans
Real estate	(53)	78	(131)	(141)	(14)
Construction	—	—	—	—	—

Total	(53)	78	(131)	(141)	(14)
Consumer loans
Consumer	(30)	(194)	(110)	(85)	(29)

Total	(30)	(194)	(110)	(85)	(29)

Total net chargeoffs	$87	$(58)	$(1,067)	$(324)	$(67)

	At or for the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$—	$—	$171	$275	$275
Owner/nonowner occupied commercial real estate	2,688	1,565	13	1,101	1,111
Land	—	—	—	—	—
Construction	—	—	—	—	—
Commercial and industrial	4,678	456	531	1,489	1,475

Total	7,366	2,021	715	2,865	2,861
Residential mortgage loans
Real estate	4,365	3,883	4,170	4,426	6,146
Construction	—	—	—	—	—

Total	4,365	3,883	4,170	4,426	6,146
Consumer loans
Consumer	1,141	1,203	1,654	1,770	1,783

Total	1,141	1,203	1,654	1,770	1,783

Total nonperforming loans	$12,872	$7,107	$6,539	$9,061	$10,790

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$5,392	$4,351	$5,732	$8,200	$8,395
Past due 90 days and still accruing	—	—	18	—	—

Past due 90 days	5,392	4,351	5,750	8,200	8,395
Past due less than 90 days and on nonaccrual	7,480	2,756	789	861	2,395

Total nonperforming loans	12,872	7,107	6,539	9,061	10,790
Other real estate owned	871	1,143	1,049	907	802
Other classified assets	—	1,479	—	—	4,050
Repossessed assets	84	37	39	—	75

Total nonperforming assets	$13,827	$9,766	$7,627	$9,968	$15,717

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

Reconciliation of Average Shareholders’ Equity to Average Tangible Equity:

	At or for the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands, except per share data)
Average shareholders equity	$317,265	$315,006	$314,464	$311,058	$303,733
Average intangible assets	23,867	23,994	24,123	24,144	24,063

Average tangible equity	$293,398	$291,012	$290,341	$286,914	$279,670

Net income	$10,486	$8,656	$9,551	$9,529	$9,541

Return on tangible equity	14.30%	11.90%	13.16%	13.28%	13.65%

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income:

	For the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands)
Interest income	$29,799	$29,401	$30,170	$27,690	$26,661
Fully taxable equivalent adjustment	62	84	111	84	90

Fully taxable equivalent interest income	29,861	29,485	30,281	27,774	26,751
Interest expense	7,756	7,215	6,676	6,067	5,366

Fully taxable net interest income	$22,105	$22,270	$23,605	$21,707	$21,385

Tangible Book Value Per Share:

Tangible book value, per share is defined at shareholders equity minus intangible assets divided by the number of shares outstanding.

	At the quarters ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$317,554	$314,709	$309,334	$306,043	$301,484
Goodwill	20,221	20,221	20,221	20,221	20,221
Customer list intangible	2,123	2,169	2,214	2,259	1,980
Core deposit intangible	1,439	1,521	1,603	1,686	1,769
Total common shares outstanding	48,068,790	48,852,688	49,128,875	49,922,514	49,904,074
Tangible book value, as reported	$6.11	$5.95	$5.81	$5.65	$5.56

Reconciliation of Net Interest Margin, Non-Interest Income and Non-Interest Expense:

	At the quarters ended		At the quarters ended
	June 30, 2019	June 30, 2018	March 31, 2019	March 31, 2018
Net interest income (FTE)	$22,105	$21,385	$22,270	$21,630
less: impact of loan payoff			—	(588)
less: purchase accounting	(271)	(463)	(360)	(545)

Ajdusted net interest income	21,834	20,922	21,910	20,497
Average earning assets	2,659,279	2,550,587	2,649,951	2,496,673
Net interest margin excluding purchase accounting	3.29%	3.28%	3.32%	3.30%

Non-interest income	$6,671	$5,852	$6,073	$5,819
less: mortgage servicing valuation adjustment	995	20	499	(9)

Non-interest income, adjusted	7,666	5,872	6,572	5,810
Non-interest income % increase	30.6%		13.1%

Non-interest expense	$15,976	$15,530	$17,674	$16,600
Non-interest expense % increase	2.9%		2.6%